Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

January 31, 2008

CONSENT OF ACCOUNTANT

Board of Directors
ESL Teachers Inc.
San Diego, California 92154

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form SB-2/A Amendment No. 1, Registration Statement under the Securities Act of 1933, filed by ESL Teachers Inc. of our report dated November 11, 2007, relating to the financial statements of ESL Teachers Inc., a Nevada Corporation, for the period ending September 30, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC